Exhibit 99.1

Press Release
March 30, 2014

Bakken Resources, Inc. Announces CEO’s Voluntary Paid Leave

Bakken Resources, Inc. (OTCQX: BKKN) (“BKKN”), announces that Val M. Holms, President, Chief Executive Officer, and Chairman, began a voluntary paid leave of absence on March 24, 2015.

Mr. Holms notes, “At this time, I plan to take a short leave of absence to allow my health to continue to improve and also to cooperate with the current company investigation. I am pleased that the Company continues to make progress in this difficult environment for oil and gas companies, and I look forward to bringing new projects to the Company.”

BKKN’s Chief Financial Officer, Dan Anderson, adds, “We thank Mr. Holms for his cooperation with the investigation. The Company looks forward to its conclusion and to building long-term shareholder value for our loyal shareholders.”

For further information related to this and other matters, please refer to the BKKN’s Form 8-K filed with the Securities and Exchange Commission on March 30, 2015, as well as its other filings.

ABOUT BAKKEN RESOURCES, INC.

BAKKEN RESOURCES, INC. is an oil and gas exploration and development company with activities currently focused on the acquisition of mineral leases in North Dakota and Montana and the development of potential EOR technologies.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including among others, statements and projections regarding BKKN’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production, and costs and statements regarding the plans and objectives of BKKN’s management for future operations, are forward-looking statements. BKKN typically uses words such as “expect,” “anticipate,” “estimate,” “project,” “strategy,” “intend,” “plan,” “target,” “goal,” “may,” “will,” and “believe,” or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning BKKN’s future operating results and returns are forward-looking statements. Forward-looking statements are not guarantees of performance. BKKN makes no representation of the accuracy of any information presented or derived from any third party sites or information.

For further information please contact

Karen Midtlyng, Corporate Secretary, (406) 442-9444